Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Lake Forest, IL, January 30, 2017 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2016 net income of $111 million, or $1.17 per share and $1.23 per share excluding special items. Fourth quarter net sales were $1.5 billion in 2016 and $1.4 billion in 2015. Full year 2016 earnings were $450 million, or $4.75 per share and $4.88 per share excluding special items. Full year 2016 net sales were $5.78 billion compared to 2015 net sales of $5.74 billion.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31			December 31
	2016	2015	Change	2016	2015	Change
Reported Diluted EPS	$1.17	$1.07	$0.10	$4.75	$4.47	$0.28
Special Items Expense (1)	0.06	0.01	0.05	0.13	0.06	0.07
Diluted EPS excluding Special items	$1.23	$1.08	$0.15	$4.88	$4.53	$0.35

(1) For descriptions and amounts of our special items, see page 5 of the schedules included with this release.

Reported earnings include the impact of $.06 per share of special items expense in the fourth quarter of 2016 and $.01 per share of special items expense in 2015. Excluding special items, the $.15 per share increase in fourth quarter 2016 earnings compared to the fourth quarter of 2015 was driven primarily by higher containerboard and corrugated products volume ($.16), higher white paper prices and mix ($.03), lower fiber costs ($.06), and lower annual outage costs ($.09). These items were partially offset by lower containerboard and corrugated products prices and mix ($.04), lower paper volume ($.04), higher costs for labor ($.02) and repairs ($.02), higher expenses for depreciation ($.02) and interest ($.01), and a higher tax rate ($.04).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31		December 31
	2016	2015	2016	2015
Segment income (loss)
Packaging	$177.5	$181.0	$711.1	$714.9
Paper	33.1	13.9	138.1	112.5
Corporate and Other	(17.7)	(19.0)	(68.9)	(77.4)
	$192.9	$175.9	$780.3	$750.0

Segment income (loss) excluding special items
Packaging	$183.2	$179.0	$725.5	$721.0
Paper	35.8	13.9	142.5	105.8
Corporate and Other	(17.7)	(16.7)	(68.6)	(68.1)
	$201.3	$176.2	$799.4	$758.7

EBITDA excluding special items
Packaging	$259.2	$252.1	$1,018.8	$1,009.3
Paper	50.0	28.2	199.2	160.7
Corporate and Other	(16.4)	(15.5)	(63.5)	(63.8)
	$292.8	$264.8	$1,154.5	$1,106.2

In the Packaging segment, total corrugated products shipments were up 9.7%, or 11.5% per workday, over last year’s fourth quarter. Packaging segment price and mix was lower compared to the fourth quarter of 2015 and up compared to the third quarter of 2016. Containerboard production was 962,000 tons, and containerboard inventory was flat compared to year-end 2015 levels.

Paper segment price and mix was higher than the fourth quarter of 2015 and flat compared to the third quarter of 2016. Paper volume was lower compared to the fourth quarter of 2015, primarily due to the previously announced fourth quarter shutdown of market pulp operations at our Wallula Mill, and down versus the seasonally stronger third quarter of 2016.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We had an excellent quarter as we quickly integrated our containerboard volume into the TimBar and Columbus Container acquisitions. Our containerboard mill and corrugated products plant volumes were new all-time records while inventories, including our new acquisitions, were flat with year-end 2015 levels. Packaging segment prices, which had been declining throughout the year, moved higher as we began implementing the announced price increases to our containerboard and corrugated products customers throughout the fourth quarter. Our Paper segment also performed exceptionally well, maintaining good cost control during the seasonally slower fourth quarter.”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “we expect to realize the vast majority of our previously announced packaging segment price increases and we expect higher corrugated products shipments. We will have lower containerboard and paper production volume as we have scheduled maintenance outages on one of our machines at both the Counce and DeRidder packaging mills and on one of our machines at our Jackson, Alabama paper mill. We expect higher freight costs as well as higher labor and benefits costs with annual wage increases and other timing-related expenses. We also anticipate continued price inflation on recycled fiber, energy and certain chemicals, and seasonally colder weather will increase wood and energy costs. Considering these items, we expect first quarter earnings of $1.26 per share.”

We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. Additional special items may arise due to first quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter 2016 Earnings Conference Call

WHEN:	Tuesday, January 31, 2017 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 31, 2017 1:00 p.m. Eastern Time through February 14, 2017 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:    (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 3724943

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and facility closures, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31				December 31
	2016		2015		2016		2015
Net sales	$1,476.6		$1,390.9		$5,779.0		$5,741.7
Cost of sales	(1,149.5)	(1)	(1,105.9)	(2)	(4,503.3)	(1)	(4,533.7)	(2)
Gross profit	327.1		285.0		1,275.7		1,208.0
Selling, general, and administrative expenses	(125.1)		(105.3)		(471.1)		(451.3)
Other expense, net	(9.1)	(1)	(3.8)	(2)	(24.3)	(1)	(6.7)	(2)
Income from operations	192.9		175.9		780.3		750.0
Interest expense, net	(24.4)		(22.3)		(91.8)		(85.5)
Income before taxes	168.5		153.6		688.5		664.5
Provision for income taxes	(57.9)		(49.3)		(238.9)		(227.7)
Net income	$110.6		$104.3		$449.6		$436.8
Earnings per share:
Basic	$1.17		$1.07		$4.76		$4.47
Diluted	$1.17		$1.07		$4.75		$4.47

Computation of diluted earnings per share under the two class method:
Net income	$110.6		$104.3		$449.6		$436.8
Less: Distributed and undistributed income available to participating securities	(1.0)		(1.2)		(4.4)		(5.2)
Net income attributable to PCA shareholders	$109.6		$103.1		$445.2		$431.6
Diluted weighted average shares outstanding	93.6		96.0		93.7		96.7
Diluted earnings per share	$1.17		$1.07		$4.75		$4.47

Supplemental financial information:
Capital spending	$86.2		$96.6		$274.3		$314.5
Cash balance	$239.3		$184.2		$239.3		$184.2
 ____________

(1)
The three and twelve months ended December 31, 2016 include closure costs related to corrugated products facilities and a paper products facility. The closure costs are recorded within "Other expense, net" and "Cost of sales", as appropriate. See page 4 for amounts recorded in each period.

The three and twelve months ended December 31, 2016 include $1.2 million and $4.5 million of acquisition-related costs for the TimBar Corporation and Columbus Container Inc. acquisitions, which we recorded in "Other expense, net" and "Cost of sales", as appropriate.
The twelve months ended December 31, 2016 include $0.9 million of costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs correspond to our share of the pension plan's unfunded vested benefits, which we recorded in "Other expense, net".
The three and twelve months ended December 31, 2016 include $2.7 million of costs related to ceased production of softwood market pulp operations at our Wallula, Washington mill and the permanent shutdown of the No. 1 machine. The restructuring costs are recorded within "Other expense, net" and "Cost of sales", as appropriate.

(2)
The three and twelve months ended December 31, 2015 include restructuring charges at our mill in DeRidder, Louisiana, which were recorded in "Other expense, net" and "Cost of sales", as appropriate. See page 4 for amounts recorded in each period.

The twelve months ended December 31, 2015 include a $3.6 million tax credit from the State of Louisiana related to our capital investment and the jobs retained at the DeRidder, Louisiana mill, which was recorded as a benefit in "Other expense, net".

The three and twelve months ended December 31, 2015 include Boise acquisition integration-related and other costs, primarily recorded in "Other expense, net". See page 4 for the amounts recorded in each period.
In September 2015, we sold the remaining land, buildings, and equipment at our paper mill site in St. Helens, Oregon, where we ceased paper production in December 2012. We recorded a $6.7 million gain on the sale in "Other expense, net".

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31		December 31
	2016	2015	2016	2015
Segment sales
Packaging	$1,196.9	$1,091.4	$4,584.8	$4,477.3
Paper	253.8	272.8	1,093.9	1,143.1
Corporate and Other	25.9	26.7	100.3	121.3
	$1,476.6	$1,390.9	$5,779.0	$5,741.7

Segment income (loss)
Packaging	$177.5	$181.0	$711.1	$714.9
Paper	33.1	13.9	138.1	112.5
Corporate and Other	(17.7)	(19.0)	(68.9)	(77.4)
Income from operations	192.9	175.9	780.3	750.0
Interest expense, net	(24.4)	(22.3)	(91.8)	(85.5)
Income before taxes	$168.5	$153.6	$688.5	$664.5

Segment income (loss) excluding special items (1)
Packaging	$183.2	$179.0	$725.5	$721.0
Paper	35.8	13.9	142.5	105.8
Corporate and Other	(17.7)	(16.7)	(68.6)	(68.1)
	$201.3	$176.2	$799.4	$758.7

EBITDA excluding special items (1)
Packaging	$259.2	$252.1	$1,018.8	$1,009.3
Paper	50.0	28.2	199.2	160.7
Corporate and Other	(16.4)	(15.5)	(63.5)	(63.8)
	$292.8	$264.8	$1,154.5	$1,106.2
____________

(1)
Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31		December 31
	2016	2015	2016	2015
Packaging
Segment income	$177.5	$181.0	$711.1	$714.9
Facilities closure costs	4.5	—	9.3	—
Acquisition-related costs	1.2	—	4.2	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.5)	—	2.0
Integration-related and other costs	—	1.5	—	4.1
Segment income excluding special items (1)	$183.2	$179.0	$725.5	$721.0

Paper
Segment income	$33.1	$13.9	$138.1	$112.5
Wallula mill restructuring	2.7	—	2.7	—
Facilities closure costs	—	—	1.7	—
Sale of St. Helens paper mill site	—	—	—	(6.7)
Segment income excluding special items (1)	$35.8	$13.9	$142.5	$105.8

Corporate and Other
Segment loss	$(17.7)	$(19.0)	$(68.9)	$(77.4)
Acquisition-related costs	—	—	0.3	—
Integration-related and other costs	—	2.3	—	9.3
Segment loss excluding special items (1)	$(17.7)	$(16.7)	$(68.6)	$(68.1)

Income from operations	$192.9	$175.9	$780.3	$750.0

Income from operations, excluding special items(1)	$201.3	$176.2	$799.4	$758.7
 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended December 31
	2016				2015
	Income before taxes	Income Taxes	Net Income	Diluted EPS	Income before taxes	Income Taxes	Net Income	Diluted EPS
As reported	$168.5	$(57.9)	$110.6	$1.17	$153.6	$(49.3)	$104.3	$1.07
Special items(2):
Facilities closure costs	4.5	(1.6)	2.9	0.03	—	—	—	—
Wallula mill restructuring	2.7	(0.9)	1.8	0.02	—	—	—	—
Acquisition-related costs	1.2	(0.4)	0.8	0.01	—	—	—	—
DeRidder restructuring	—	—	—	—	(3.5)	1.3	(2.2)	(0.02)
Integration-related and other costs	—	—	—	—	3.8	(1.2)	2.6	0.03
Total special items	8.4	(2.9)	5.5	0.06	0.3	0.1	0.4	0.01
Excluding special items	$176.9	$(60.8)	$116.1	$1.23	$153.9	$(49.2)	$104.7	$1.08

	Full Year Ended December 31
	2016				2015
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$688.5	$(238.9)	$449.6	$4.75	$664.5	$(227.7)	$436.8	$4.47
Special items (2):
Facilities closure costs	11.0	(3.9)	7.1	0.07	—	—	—	—
Acquisition-related costs	4.5	(1.6)	2.9	0.03	—	—	—	—
Wallula mill restructuring	2.7	(0.9)	1.8	0.02	—	—	—	—
Multiemployer pension withdrawal	0.9	(0.3)	0.6	0.01	—	—	—	—
DeRidder restructuring	—	—	—	—	2.0	(0.7)	1.3	0.01
Integration-related and other costs	—	—	—	—	13.4	(4.5)	8.9	0.10
Sale of St. Helens paper mill site	—	—	—	—	(6.7)	2.3	(4.4)	(0.05)
Total special items	19.1	(6.7)	12.4	0.13	8.7	(2.9)	5.8	0.06
Excluding special items	$707.6	$(245.6)	$462.0	$4.88	$673.2	$(230.6)	$442.6	$4.53

___________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31		December 31
	2016	2015	2016	2015
Net income	$110.6	$104.3	$449.6	$436.8
Interest expense, net	24.4	22.3	91.8	85.5
Provision for income taxes	57.9	49.3	238.9	227.7
Depreciation, amortization, and depletion	93.6	88.6	358.0	356.5
EBITDA (1)	$286.5	$264.5	$1,138.3	$1,106.5
Special items:
Facilities closure costs	4.5	—	10.2	—
Acquisition-related costs	1.2	—	4.5	—
Wallula mill restructuring	0.6	—	0.6	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.5)	—	(7.0)
Integration-related and other costs	—	3.8	—	13.4
Sale of St. Helens paper mill site	—	—	—	(6.7)
EBITDA excluding special items (1)	$292.8	$264.8	$1,154.5	$1,106.2
 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31		December 31
	2016	2015	2016	2015
Packaging
Segment income	$177.5	$181.0	$711.1	$714.9
Depreciation, amortization, and depletion	76.0	73.1	293.3	297.3
EBITDA (1)	253.5	254.1	1,004.4	1,012.2
Facilities closure costs	4.5	—	9.3	—
Acquisition-related costs	1.2	—	4.2	—
Multiemployer pension withdrawal	—	—	0.9	—
DeRidder restructuring	—	(3.5)	—	(7.0)
Integration-related and other costs	—	1.5	—	4.1
EBITDA excluding special items (1)	$259.2	$252.1	$1,018.8	$1,009.3

Paper
Segment income	$33.1	$13.9	$138.1	$112.5
Depreciation, amortization, and depletion	16.3	14.3	59.6	54.9
EBITDA (1)	49.4	28.2	197.7	167.4
Wallula mill restructuring	0.6	—	0.6	—
Facilities closure costs	—	—	0.9	—
Sale of St. Helens paper mill site	—	—	—	(6.7)
EBITDA excluding special items (1)	$50.0	$28.2	$199.2	$160.7

Corporate and Other
Segment loss	$(17.7)	$(19.0)	$(68.9)	$(77.4)
Depreciation, amortization, and depletion	1.3	1.2	5.1	4.3
EBITDA (1)	(16.4)	(17.8)	(63.8)	(73.1)
Acquisition-related costs	—	—	0.3	—
Integration-related and other costs	—	2.3	—	9.3
EBITDA excluding special items (1)	$(16.4)	$(15.5)	$(63.5)	$(63.8)

EBITDA excluding special items (1)	$292.8	$264.8	$1,154.5	$1,106.2
 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.